KIT COLE INVESTMENT TRUST
                         KIT COLE STRATEGIC GROWTH FUND

                            RULE 12B-1 SERVICES PLAN

     This Rule 12b-1 Services Plan (the "Plan") is entered into this 29th day of September, 2000, between Kit Cole Investment Trust (the "Trust"), a Delaware business trust, on behalf of Kit Cole Strategic Growth Fund (the "Fund"), a series of the Trust, and Kit Cole Investment Advisory Services, as plan disbursement agent (the "Agent"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), to govern the provision of certain shareholder servicing activities for the shareholders of the Fund. The purpose of the Plan is to benefit the Fund and its shareholders by providing distribution assistance and servicing levels that will encourage the growth and retention of shareholder investments. In furtherance of such purpose, the parties hereto agree as follows:

1. SERVICES. The Board of Trustees of the Trust shall designate a specific entity, which shall initially be the Agent, to act as plan disbursement agent, and shall direct the Agent to perform various activities, to the extent permitted by the fees authorized below, including but not limited to the following:

     (a) sending periodic information to service organizations that track investment company information;

     (b) answering shareholder inquiries regarding account status and history;

     (c) collecting information from shareholders regarding changes in option and account designation and addresses and transmitting the same to the Fund's transfer agent;

     (d) collecting the same type of information as referred to in  subparagraph
     (c) from independent account executives and brokers and transmitting it to the Fund's transfer agent;

     (e) supplying other information to the Fund's transfer agent so that the transfer agent can properly maintain account records;

     (f) providing support services in connection with the distribution of the Fund's shares;

     (g) providing shareholder services not otherwise provided by the Fund's transfer agent;

     (h) formulating and implementing marketing and promotional activities, including, but not limited to, direct mail promotions, and television, radio, newspaper, magazine and other mass media advertising;

     (i) printing and distributing prospectuses, statements of additional information and reports of the Fund;

     (j) preparing, printing and distributing sales literature pertaining to the Fund;

     (k) obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable;

     (l) making payments, including incentive compensation, to agents and consultants, including pension administration firms that provide distribution or shareholder servicing related services and broker-dealers that engage in the distribution of the Fund's shares;

     (m) making payments to persons who provide support services in connection with the distribution of the Fund's shares and servicing of the Fund's shareholders, including, but not limited to, personnel of Adviser, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency or other servicing arrangements;

     (n) providing facilities, equipment and personnel in connection with the provision of other services described herein; and

     (o) performing such additional shareholder services as may be agreed upon by the Trust on behalf of the Fund and the Agent, which shall be approved in accordance with the 1940 Act.

2. AGENT'S DUTY TO PERFORM SERVICES. The Agent shall not be required to directly perform any or all of the above-listed activities, nor is the above list intended to be an all-inclusive list of appropriate services or activities. The Agent shall coordinate with the Board of Trustees of the Trust and the Adviser to the Fund regarding the provision of specific services on a periodic basis in order to ensure that reimbursable activities engaged in pursuant to this Plan are designed to benefit the Fund and its shareholders.

3. SHAREHOLDER 12B-1 FEE. The Trust shall pay on behalf of the Fund to the Agent a fee up to a maximum annual rate equal to 0.25% of the Fund's average daily net assets, accrued daily and payable monthly.

4. SUB-AGENTS. The Agent may retain other sub-agents to perform the above-listed functions and may compensate them for performing such services. Such sub-agents shall not be entitled to seek additional or direct compensation from the Trust or the Fund.

5. TERM. This Plan shall take effect on July __ 2000, the date upon which the Fund commences operations, and shall continue in effect indefinitely so long as its continuance, together with the continuance of any and all agreements now or in the future related to the Plan, are specifically approved at least annually by a majority of the Board of Trustees of the Trust, including a majority of the trustees who are not "interested persons," as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Plan, or any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements. Such meeting of the Board of Trustees shall be called specifically for the purpose of, among other things, voting on the Plan.

6. APPROVAL BY THE TRUST. This Plan has been approved by a vote of a majority of the trustees of the Trust who are not "interested persons," as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to the Plan, cast in person at a meeting called for the purpose of voting on this Plan.

7. TERMINATION. This Plan may be terminated at any time by vote of the majority of the Trustees of the Trust who are not "interested persons," as defined in the 1940 Act, of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by vote of a majority of the outstanding voting securities of the Fund.

8. QUARTERLY REPORT. The Board of Trustees of the Trust shall review on a quarterly basis a written report of the amount of monies paid or payable by the Fund pursuant to the Plan and any related agreements and the purposes for which such expenditures were made. Such quarterly report shall be prepared by such persons as are authorized to direct the distribution of monies paid or payable by the Fund pursuant to the Plan and any related agreements.

9. REVIEW BY BOARD OF TRUSTEES. The Board of Trustees of the Trust has a duty to request and evaluate, and the Agent agrees to provide, upon request by the Trust, such information as may be reasonably necessary to make an informed determination of whether the Plan should be implemented or continued and whether payments should be authorized or ratified. In fulfilling their duties under this Section, the Trustees of the Trust should consider and give appropriate weight to all factors pertinent to the continued use of the Fund's assets for the Plan. Minutes describing the factors considered and the basis for the Trustees' decision to use the Fund's assets for the Plan must be made and preserved in accordance with Rule 12b-1 under the 1940 Act.

10. STANDARD OF CARE, LIABILITY, INDEMNIFICATION. The Agent agrees to observe the standard of care established in the Underwriting Agreement in effect for the Fund, and the indemnification and liability provisions of said Underwriting Agreement are hereby incorporated by reference into this Plan.

11. AMENDMENTS. The Plan may not be amended to materially increase the fee paid to the Agent, except with the approval of a majority of the outstanding voting securities of the Fund, and may not be amended in any other material respect except with the approval of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, of the Trust, cast in person at a meeting called for the purpose of voting on such amendment to the Plan.

     IN WITNESS WHEREOF, the Trust has executed this Plan as of this 29th day of September, 2000.

                                 KIT COLE STRATEGIC GROWTH FUND

                                 By:  KIT COLE INVESTMENT TRUST

                                 By: /s/ Jeff Tappan
                                     --------------------
                                 Name: Jeff Tappan
                                 Title: President


                                 KIT COLE INVESTMENT ADVISORY
                                 SERVICES, INC., as Agent

                                 By: /s/ Kit M. Cole
                                     ---------------
                                 Name: Kit M. Cole
                                 Title: Chief Executive Officer